K.P. CHENG & CO.
Certified Public Accountants
鄭錦波會計師事務所

Our ref.: CB37-53303/TYW/LWL

February 13, 2009

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: China INSOnline Corp.

To Whom It May Concern,

We have read the statements that China INSOnline Corp. included under Item 4.01 of the Current Report on Form 8-K expected to be filed on February 13, 2009 regarding the dismissal of our firm as auditor. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very Truly Yours,

K. P. Cheng & Co.

K.P. Cheng & Co.

CC: Matthew Ogurick (Matthew.Ogurick@klgates.com)

Hong Kong Office:
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Tel : (852) 2780 7231 Fax : (852) 2780 8717
http://www.kpccpa.com.hk

Shanghai Office:
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Tel: (86) 21 5230 0981 / 5230 0982 Fax: (86) 21 6391 7697
http://www.kpccpa.com.cn